Exhibit 99.4

Atlas Mining Company Announces entering a New Financing

New York, New York, October 26, 2009 – Atlas Mining Company (OTC: ALMI) is pleased to announce today that it has successfully obtained and secured commitments for $2,000,000 of additional financing through a private placement. The financing will be in the form of additional 10% Mandatorily Convertible PIK Notes with a $1.00 share strike price convertible into 2,000,000 shares of Atlas common stock.

Andre M. Zeitoun, CEO of Atlas Mining, stated: “We feel this financing greatly enhances the Company’s current commercialization effort.  With the encouraging results from our geologic efforts to date in hand, we can now look forward to achieving our plans for the future. I would like to thank our shareholders for their continued support.”

This press release contains forward-looking statements as to achievement of our plans relating to future events or future financial performance that involve risks and uncertainties. These statements are only predictions and actual results could differ materially from those anticipated in these statements based on a number of uncertainties and risk factors.

Contact:

Atlas Mining Company Investor Relations Contact
Tim Clemensen- Rubenstein IR
(212) 843-9337